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                                                                       EX-10.22


MAKER: James Kolinski
PAYEE: Grove Worldwide LLC

                                 PROMISSORY NOTE

$250,000                                                           June 27, 1998

            FOR VALUE RECEIVED, James Kolinski ("Maker"), promises to pay to the order of Grove Worldwide LLC (collectively with all subsequent holders of this Note, "Payee"), at 201 Main Street, Suite 2600, Fort Worth, Texas 76102, or at such other address or addresses as payee may from time to time designate in writing, in lawful money of the United States of America, an amount equal to Two Hundred and Fifty Thousand dollars ($250,000) (the "Principal Amount"), together with interest on the unpaid Principal Amount owing hereunder from time to time at the rate per annum equal to the lesser of (1) or (2) below:

            (1) a varying rate per annum equal to the prevailing designated prime or base rate of Wells Fargo Bank, N.A., or its successor, as published or announced by such bank from time to time (the "Prime Rate"), with adjustments in such varying rate to be made on the same date as any change in the Prime Rate (the "Applicable Rate"); or

            (2) the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received, or reserved by Payee in accordance with New York law from time to time in effect except to the extent federal law permits Payee to contract for, charge, take, receive, or reserve a greater amount of interest, due credit being given for all charges made in connection with the loan evidenced hereby that may be treated as interest under applicable law.

            Interest will be based on a 365-day year.

            Notwithstanding anything in this Note to the contrary, if at any time the Applicable Rate, together with all fees and charges, if any, contracted for, charged, received, taken, or reserved by Payee in connection with the loan evidenced hereby that may be treated as interest under applicable law (collectively, the "Charges"), computed over the full term of this Note, exceeds the Maximum Rate, then the rate of interest payable hereunder, together with all Charges, will be limited to the Maximum Rate. If, however, the Maximum Rate from time to time subsequently increases, then the interest charged on the unpaid Principal Amount will remain equal to the Maximum Rate, and any subsequent reduction in the Applicable Rate will not reduce the rate borne by this Note, until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest that would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Moreover, if at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued if the Applicable Rate had at all times been in effect, Maker agrees to pay to Payee, to the



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extent allowed by then-applicable law, an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have been accrued on this Note if the Maximum Rate had at all times been in effect, and
(ii) the amount of interest that would have accrued if the Applicable Rate had at all times been in effect, and (b) the amount of interest actually accrued under this Note.

            This Note evidences the loan, between the Maker at the Payee for the purchase by Maker of a membership interest (the "Equity") in Grove Investors LLC, a Delaware limited liability company ("Investors"). So much of the Principal Amount as is required for Maker's purchase of the Equity shall be advanced by Payee directly to Investors, which will sell the Equity to Maker in an amount that corresponds to Payee's advance. Maker authorizes and directs Payee to make the advance to Investors and further authorizes Investors to evidence the sale of the Equity in such manner with respect to the advance made by Payee under this Note. Such advance will be deemed to have been received by Maker upon Maker's receipt of the Equity and thereafter paid to Investors as the purchase price for the Equity.

            This Note is secured by Maker's pledge of: (i) Maker's membership interest in Investors (the "Pledged Equity"), as more fully set forth in that certain Pledge Agreement (the "Pledge Agreement") dated as of the date hereof by and between Maker and Payee; and (ii) such other assets or documents as are at any time given as security for or relating to this Note (the Pledge Agreement and all other security documents are collectively referred to as the "Security Instruments," and the Pledged Equity and any other assets that are at any time pledged as security for this Note are collectively referred to as the "Collateral").

            This Note is due and payable as follows:

            (A) At the time of, and to the extent of the after-tax proceeds of, all distributions respecting and proceeds and payments on, from, or in connection with the Collateral and any other amounts to which Maker becomes entitled with respect to the Collateral (such amounts to be paid to Payee as provided below). For this purpose, after-tax proceeds shall be computed by taking into account income taxes attributable to Maker's ownership or disposition of the Collateral (including income tax liability attributable to Maker's distributive share of taxable income of Investors) and by assuming that Maker will pay taxes at the maximum federal income tax rate and the maximum state income tax rate for the state in which the Pledgor pays income taxes with respect to such ownership or disposition of the Collateral, taking into account the deductibility of state income taxes for federal income tax purposes.

            (B) At the time of and to the extent of (i) proceeds from Investors' redemption of the Pledged Equity (such amounts to be paid to Payee as provided below) and (ii) other proceeds arising out of the sale or other disposition of all or any portion of the Pledged Equity.



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            (C) If a bonus is payable under the Short Term Incentive Plan to the Maker in a year, fifty percent of the after tax proceeds of such bonus calculated at the highest marginal tax rate applicable to the Maker is due.

            (D) Unless sooner paid under this Note, any unpaid Principal Amount and all unpaid interest accrued thereon is finally due and payable on the tenth anniversary of the date hereof.

            Maker hereby acknowledges that, except as expressly provided above, all distributions, redemptions and other payments in respect of the Collateral payable by Investors to Maker will be paid directly to Payee as payments under this Note. Maker hereby directs and authorizes Investors to pay the foregoing amounts directly to Payee to be applied against this Note. By signing below Investors agrees to make all such payments directly to Payee unless otherwise notified in writing to the contrary by Payee. The parties hereto acknowledge and agree that such amounts will be deemed to have been distributed to Maker and thereafter paid by Maker to Payee as payment under this Note.

            Time is of the essence in this Note.

            If Maker does not pay this Note as and when due to Payee, then this Note will bear interest until paid at the Default Rate (as defined below).

            Maker may at any time prepay all or from time to time any portion of this Note without premium or penalty upon at least two days written notice to the Payee. All payments on this Note will, at the option of Payee, be applied first to pay unpaid accrued interest and any remainder will be applied to reduce the Principal Amount.

            Except as otherwise specifically provided, Maker: (i) waives grace, presentment and demand for payment, protest and notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of nonpayment, and all other notices of any nature, filing of suit, and diligence in collecting this Note or enforcing any of the Collateral for it; (ii) agrees that the amount due hereunder must be paid without set-off, counterclaim, abatement, suspension or diminution; and (iii) agrees that Payee will not be required first to file suit or exhaust its remedies against Maker, any guarantor, or others liable or to become liable on this Note to enforce payment of this Note. No extension or postponement of time for paying this Note or any installment hereof affects the liability of Maker under this Note.

            Any of the following is a "Default" under this Note:

            (a) Maker fails to perform or observe any provision of this Note, the Pledge Agreement, or any other Security Instrument.



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            (b) Maker commences a voluntary case under Title 11 of the United
      States Code as from time to time in effect (the "Bankruptcy Code").

            (c) Maker seeks relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consents to or acquiesces in such relief.

            (d) Maker has entered against him any order by a court of competent jurisdiction finding him to be bankrupt or insolvent, or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of his property.

            (e) Maker makes an assignment for the benefit of, or enters into a composition with, his creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of his property.

            (f) A court having jurisdiction enters a decree or order for relief in respect of Maker in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief is granted under any applicable federal or state law.

            (g) An involuntary case is commenced against Maker under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Maker, or over all or a substantial part of his property, has been entered; or the involuntary appointment of an interim receiver, trustee, or other custodian of Maker for all or a substantial part of his property has occurred; or a warrant of attachment, execution, or similar process has been issued against any substantial part of Maker's property, and any such event described in this clause (g) continues for 60 days unless dismissed, bonded or discharged.

            If a Default occurs, then and in each and every such case the unpaid Principal Amount and all accrued interest will automatically become due and payable without presentation, presentment, protest, or further demand or notice of any kind, all of which Maker expressly waives. Payee may proceed to enforce payment of all or part of such amount in a commercially reasonable manner. Payee will also be entitled to exercise any and all other rights, remedies, and recourses now or later existing in equity



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or at law. All remedies under this Note and the Security Instruments are cumulative, not exclusive.

            Upon Default under this Note, or under any of the Security Instruments, at Payee's option all amounts then due and payable under this Note or the Security Instruments will bear interest from the date the Default occurs at a rate of interest per annum (the "Default Rate") equal to the lesser of (a) 4% over the Applicable Rate, and (b) the Maximum Rate.

            Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees of the Payee, whether or not any action is instituted to enforce this Note.

            Maker and Payee at all times intend to comply with the applicable law now or hereafter governing the terms of this Note and the interest payable on this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render any provision of this Note invalid, or so as to render usurious any amount called for under this Note or under any of the Security Instruments or contracted for, charged, taken, reserved, or received with respect to the loan evidenced by this Note, or if Payee's exercise of its rights to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts previously collected by Payee be credited on the Principal Amount of this Note (or, if the Note has been paid in full, refunded to Maker). This Note and the Security Instruments immediately will then be deemed reformed and the amounts later collectible hereunder and thereunder reduced without the need to execute any new document, so as to comply with the then-applicable law, but so as to permit the recovery of the greatest amount otherwise called for hereunder and thereunder.

            All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of this indebtedness evidenced by this note will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of this Note until paid in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling for so long as any amount is outstanding.

            THIS NOTE MUST BE GOVERNED BY AND CONSTRUED ACCORDING TO NEW YORK LAW EXCEPT AS APPLICABLE FEDERAL LAW PERMITS PAYEE TO CONTRACT FOR, CHARGE, TAKE, RECEIVE, OR RESERVE A GREATER AMOUNT OF INTEREST.

            Any suit, action, proceeding, controversy or claim arising out of or relating to this Note or a Default must be brought in a court of appropriate jurisdiction in New York City, New York. Maker hereby submits and consents to the jurisdiction of such court for any such suit, action or proceeding and irrevocably waives: (i) any



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objection that he now has or may later have to the venue of such court, and
(ii) any objection that any such suit, action, or proceeding brought in such court has been brought in an inconvenient forum.

            THIS PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            Maker has duly executed this Note effective as of the date first above written.

                                        "MAKER"


                                        /s/ James Kolinski
                                        ----------------------------------
                                        JAMES KOLINSKI

                                        "PAYEE"


                                        /s/ Salvatore J. Bonanno
                                        ----------------------------------
                                        GROVE WORLDWIDE LLC

                                        By: Salvatore J. Bonanno
                                           -------------------------------
                                        Title: CEO
                                              ----------------------------

                                        (Payee's signature is added solely to
                                        acknowledge the statement in the next to the last paragraph above that this is the final written agreement between the parties.)

Acknowledged and agreed to for the
limited purposes stated herein by:

GROVE INVESTORS LLC, a
Delaware limited liability company


By: /s/ Salvatore J. Bonanno
   --------------------------
Title: CEO
      -----------------------